                                                                   EXHIBIT 10.83

                               AGREEMENT OF SALE


                                    between


                     NOVARTIS PHARMACEUTICALS CORPORATION,

                                    Seller

                                      and

                      ROBERTS PHARMACEUTICAL CORPORATION,

                                   Purchaser



                           Dated:  August ____, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                Page
                                                                  --

PRELIMINARY STATEMENT                                              1

SECTION 1   SALE OF PROPERTY; PURCHASE PRICE; PAYMENT
            TERMS; ESCROW TERMS                                    2

          1.1      Sale of Property...........................     2
          1.2      Purchase Price.............................     2
          1.3      Payment Terms..............................     2
          1.4      Escrow Terms...............................     2

SECTION 2   TITLE TO PROPERTY.................................     6

          2.1      Title to Premises..........................     6
          2.2      Title to Other Property....................     6
          2.3      Title Defects..............................     6
          2.4      Right to Pay Off Monetary
                   Encumbrances...............................     6
          2.5      Survey.....................................     6


SECTION 3   RIGHT OF ENTRY; TERMINATION;
            INDEMNIFICATION: INSURANCE                             6

          3.1      Right of Entry.............................     6
          3.2      Due Diligence Period.......................     7
          3.3      Indemnification............................     7
          3.4      Insurance..................................     7

SECTION 4   REPRESENTATIONS AND WARRANTIES OF SELLER..........     8

          4.1      Representations and Warranties.............     8
          4.2      Changes in Representations
                   and Warranties.............................     9
          4.3      Limitation on Seller's Representations,
                   Warranties, Covenants and Agreements.......    10
          4.4      Survival...................................    11

SECTION 5   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......    11

          5.1      Representations and Warranties.............    11
          5.2      Survival...................................    12

                                       i
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                                TABLE OF CONTENTS
                                -----------------

                                                           Page
                                                           ----

SECTION 6   OTHER COVENANTS AND AGREEMENTS...............    12

       6.1          No Liens or Encumbrances.............    12
       6.2          Maintenance of Property..............    12
       6.3          Contracts............................    13
       6.4          Closing Deliveries...................    13
       6.5          Litigation...........................    13


SECTION 7   CASUALTY; CONDEMNATION.......................    13

       7.1          Casualty.............................    13
       7.2          Condemnation.........................    13

SECTION 8           CLOSING DATE AND DELIVERY OF
            DOCUMENTS.                                       14

       8.1          Closing Date.........................    14
       8.2          Documents to be Delivered by
                    Seller...............................    14
       8.3          Documents to be Delivered by
                    Purchaser............................    15
       8.4          Form 1099............................    16

SECTION 9   CLOSING ADJUSTMENTS..........................    16

       9.1          Adjustment Time......................    16
       9.2          Description of Items to be Adjusted..    16
       9.3          Final Adjustment of Real Estate Taxes    17
       9.4          Errors in Closing Adjustments........    17
       9.5          Survival.............................    17
       9.6          Closing Costs........................    17

SECTION 10  DEFAULT; REMEDIES............................    17

       10.1         Default by Purchaser.................    17
       10.2         Default by Seller....................    18
       10.3         Remedies.............................    18

                                       ii
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                            TABLE OF CONTENTS
                   -----------------------------------
                               (Continued)

                                                         Page
                                                           --

SECTION 11   MISCELLANEOUS............................     18

             11.1  Time of Essence....................     18
             11.2  Brokerage Commission and Finder's
                   Fee................................     18
             11.3  Assignment.........................     19
             11.4  Notices............................     19
             11.5  Attorney's Fees....................     20
             11.6  Successors and Assigns.............     20
             11.7  Governing Law......................     20
             11.8  Incorporation of Prior Agreements..     20
             11.9  Modification of Agreement..........     20
            11.10  Drafting Ambiguities...............     20
            11.11  Further Assurances.................     21
            11.12  Partial Invalidity.................     21
            11.13  Counterparts.......................     21
            11.14  Confidentiality....................     21
            11.15  Effective Date.....................     22
            11.16  Publication........................     22

EXHIBIT A   LEGAL DESCRIPTION OF LAND
EXHIBIT B   PERSONAL PROPERTY
EXHIBIT C   PERMITTED EXCEPTIONS
EXHIBIT D   BILL OF SALE
EXHIBIT E   FIRPTA AFFIDAVIT

                                 AGREEMENT OF SALE
                                 -----------------


          AGREEMENT OF SALE (this "Agreement"), dated as of August ___, 1997, between NOVARTIS PHARMACEUTICALS CORPORATION, a Delaware corporation having offices at 59 Route 10, East Hanover, New Jersey 07936-1080 ("Seller") and ROBERTS PHARMACEUTICAL CORPORATION, a New Jersey corporation, whose address is Meridian Center II, Four Industrial Way West, Eatontown, New Jersey 07724-2274, its successors and assigns ("Purchaser").

                                 PRELIMINARY STATEMENT
                                 ---------------------

          Seller is the owner of (a) certain lands lying in the Village of Buffalo Grove, County of Lake, State of Illinois, having an address of 900 Corporate Grove Drive, Buffalo Grove, Illinois 60089, more particularly described by metes and bounds on Exhibit A annexed hereto (the "Land"), (b) a
                                 ---------
building and all fixtures, structures, facilities and improvements presently located on the Land (the "Improvements"), (c) all equipment, machinery and personal property located on the Land or on the Improvements owned by Seller and identified on Exhibit B annexed hereto, (the "Personal Property") (the Land, the
              ---------
Improvements and the Personal Property being herein collectively called the "Premises"), (d) all easements, rights and appurtenances relating to the Land and the Improvements, including all right, title and interest of Seller in any highways, roads, streets, alleys and other public ways and in the bed of any body of water bordering on or adjacent to the Land, (e) to the extent they may be transferred under applicable law, but without cost to Seller, all licenses, permits, approvals, certificates of occupancy and other approvals necessary for the current use and operation of the Premises, including, without limitation, sewer rights and permits, presently issued in connection with the operation of all or any part of the Premises or necessary to operate the Property (as hereinafter defined) as it is presently being operated (collectively "Permits"), and (f) warranties and rights, if any, booklets and manuals issued or inuring to Seller by any manufacturers and/or contractors in connection with the manufacture, construction or installation of equipment and Improvements included as part of the Premises, together with the record building plans and specifications for the Improvements and any engineering data or reports relating to the Premises or any part thereof, to the extent any of the foregoing are in Seller's possession. The items listed above in (a) through (f) are collectively referred to herein as the "Property".

          Seller desires to sell, convey, transfer and assign to Purchaser, and Purchaser desires to acquire from Seller, the Property.

          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 SECTION 1

         SALE OF PROPERTY; PURCHASE PRICE; PAYMENT TERMS; ESCROW TERMS
         -------------------------------------------------------------

          1.1   Sale of Property.  Seller hereby agrees to sell, convey,
                ----------------
transfer and assign to Purchaser, and Purchaser agrees to purchase from Seller, the Property upon the terms and conditions herein contained.

          1.2   Purchase Price.  The aggregate purchase price for the Property
                --------------
is FOUR MILLION ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($4,125,000.00) (the "Price").

          1.3   Payment Terms.  The Price shall be payable as follows:
                -------------

                (a) upon execution of this Agreement, the sum of $750,000.00 (the "Deposit") shall be paid by Purchaser to the Escrow Agent (as hereinafter defined); and

                (b) upon closing of title the sum of $3,375,000.00, plus or minus any Closing Adjustments (as defined in Section 9 hereof), shall be paid by certified, cashiers or attorneys' trust account check or, if requested by Seller, by wire transfer of immediately available funds to Seller or its designee.

          1.4   Escrow Terms.
                ------------

                (a) The Deposit shall be held in escrow by Shanley & Fisher, P.C. (the "Escrow Agent") in an interest bearing account until disbursed as herein provided. Any interest accrued on the Deposit shall be paid to whichever party is entitled to the Deposit in accordance with the provisions of this Agreement. If the transaction contemplated in this Agreement is consummated, the interest earned on the Deposit shall be split evenly between Seller and Purchaser. The Deposit shall be held and disbursed by Escrow Agent in the following manner:

                     (i) to Seller at the closing upon consummation of the closing; or

                     (ii) to Purchaser if Purchaser elects to terminate the Agreement in accordance with Sections 2, 3, 4, 7 and 10
                                                  --------------------------
                     hereof; or

                     (iii) to Seller upon receipt of written demand therefor, stating that Purchaser has defaulted in performance of Purchaser's obligations under this Agreement and the facts and circumstances underlying such default and that Seller is entitled to the Deposit under the provisions of this Agreement; provided however, that Escrow Agent shall not honor said demand until the period of time for objection thereto as set forth in subsection 1.4(b) hereof shall have expired, nor thereafter if Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause (b) of this Section 1.4;
                                                               -----------

                     (iv) to Purchaser upon receipt of written demand therefor, stating that Seller has defaulted in performance of Seller's obligations under this Agreement and the facts and circumstances underlying such default and that Purchaser is entitled to the Deposit under the provisions of this Agreement; provided, however, that Escrow Agent shall not honor such demand until the period of time for objection thereto as set forth in subsection 1.4(b) hereof shall have expired, nor thereafter if Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of clause (b) of this Section 1.4.
                                                          -----------

                (b) Upon receipt of written demand for the Deposit by Purchaser or Seller pursuant to clause (iii) or (iv) of Section 1.4(a),
                                                              --------------
                Escrow Agent shall promptly send a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow Agent within the greater of five (5) days or three (3) business days after Escrow Agent delivers a copy of the written demand to the objecting party but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.

                (c) In the event of any dispute between the parties regarding the Deposit, Escrow Agent, at its option, may disregard all instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Purchaser, or Escrow Agent is otherwise instructed by a final unappealable judgment of a court of competent jurisdiction, or (ii) deposit the Deposit with a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

                (d) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall be instructed otherwise, in writing signed by both Seller and Purchaser, or by final judgment of a court of competent jurisdiction.

                (e) Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that no modification of this Agreement which purports to affect the rights, duties or obligations of Escrow Agent hereunder shall be binding upon Escrow Agent unless Escrow Agent has signed such modification.

                (f) Seller and Purchaser shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                (g) Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that Escrow Agent, prior to such resignation, identifies a replacement escrow agent (the "Replacement Escrow Agent") who: (i) is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed; (ii) signs a counterpart of this Agreement;
                (iii) receives the Deposit from Escrow Agent and acknowledges receipt thereof; and (iv) agrees to be bound by all of the provisions hereof. If Escrow Agent resigns and no Replacement Escrow Agent is designated, Escrow Agent shall deposit the Deposit with a court of competent jurisdiction. After resigning, as described above, Escrow Agent shall have no further duties or liability hereunder.

                (h) Purchaser and Seller, together, shall have the right to terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination shall take effect and designating a Replacement Escrow Agent, consistent with clauses (i) through (iv) of
                Section 1.4(g) above.  After such termination, Escrow Agent
                --------------
                shall have no further duties or liability hereunder.

                (i) Seller and Purchaser shall share equally the responsibility for reimbursement to Escrow Agent or Replacement Escrow Agent of all out-of-pocket expenses, disbursements and advances incurred or made by either in connection with the carrying out of its duties hereunder.

                (j) Escrow Agent's and Replacement Escrow Agent's agreements and obligations hereunder shall terminate and such Escrow Agent or Replacement Escrow Agent shall be discharged from further duties and obligations hereunder upon final disbursement of the Deposit in accordance with the terms of this Agreement.

                                   SECTION 2

                               TITLE TO PROPERTY
                               -----------------

          2.1   Title to Premises.  Title to the Premises shall, as a condition
                -----------------
to closing, be good, marketable and insurable at regular rates by Chicago Title Insurance Company (the "Title Insurer"), subject only to the exceptions set forth on Exhibit C annexed hereto (the "Permitted Exceptions").
         ---------

          2.2   Title to Other Property.  Title to the Personal Property and all
                -----------------------
other property intended to be conveyed or assigned hereunder to Purchaser shall be good and valid, subject to no encumbrances or security interests.

          2.3   Title Defects.  If Seller is unable to convey title as aforesaid
                -------------
due to a title encumbrance or survey exception not caused by any action or inaction of Seller, this Agreement may be terminated by Purchaser at any time between the Effective Date (as defined in Section 11.15 hereof) and the Closing Date (as defined in Section 8.1 hereof); provided, however, that (a) Seller shall have the right to pay off any monetary encumbrances against the Property and (b) if legal or other action is necessary to cure title defects or survey exceptions not willfully caused by any act or inaction of Seller, Seller shall have the right, but not the obligation, to take such action at its own expense to cure same whereupon the Closing Date shall be extended for up to forty-five (45) days. In the event such title encumbrance or survey matter is not cured within such forty five (45) day period, the Purchaser shall have the option, to be elected within ten (10) days after the expiration of such forty five (45) day period, to (i) terminate this Agreement on written notice to Seller and the Escrow Agent, whereupon the Deposit shall be returned to

Purchaser, or (ii) purchase the Property without any reduction in the Price.

          2.4   Right to Pay Off Monetary Encumbrances.  Seller shall have the
                --------------------------------------
right to pay off any monetary encumbrances against the Property on the Closing Date out of the cash then payable.

          2.5   Survey.  Within thirty (30) days from the date of this
                ------
Agreement, Seller shall obtain and deliver, at its sole cost and expense, to Purchaser a current ALTA Survey for the Property containing optional items 1 through 4, 6 through 11 and 13.

                                   SECTION 3
                                   ---------

            RIGHT OF ENTRY; TERMINATION; INDEMNIFICATION; INSURANCE
            -------------------------------------------------------

          3.1   Right of Entry. Subject to the requirements of Section 3.3
                ---------------                                -----------
hereof, Purchaser and its authorized representatives shall have the right, from time to time prior to the Closing Date, upon at least two (2) business days notice to Seller, to enter the Land and the Improvements for the purpose of conducting any inspections or investigations of the Property. Purchaser agrees to conduct all such inspections during normal business hours (unless otherwise agreed by Seller), with a representative of Seller present (at Seller's option). Upon Purchaser's reasonable notice to Seller, Seller agrees to make available to Purchaser Seller's files that contain material information relating to the Property.

          3.2   Due Diligence Period.  Within thirty (30) days after the date
                --------------------
hereof, Purchaser shall notify Seller in writing if any inspections conducted by Purchaser or its agents or contractors reveal the presence of any environmental contamination, or structural defects or other Major Defects (collectively, "Defects"). For purposes hereof, "Major Defects" shall mean defects which cost $50,000 or more to cure or repair. Purchaser shall include with such notification to Seller a copy of the inspection report. If Seller is unwilling to correct, repair, clean up or remediate the Defects prior to the Closing Date or provide a credit against the Purchase Price for the estimated cost of such repair, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller within three (3) days after Purchaser's receipt of Seller's notice that it does not intend to make such repairs or provide such credit. Time shall be of the essence with respect to Purchaser's right to terminate this Agreement pursuant to this Section 3.2. Notwithstanding the foregoing, Purchaser shall have the absolute right to terminate this Agreement should Seller be unwilling or unable, at its sole cost and expense, to correct, repair, clean up or remediate any Defects.

          3.3   Indemnification.  Purchaser hereby agrees to indemnify, and
                ---------------
shall pay, protect and hold Seller harmless from and against all liabilities, losses, claims, demands, costs, expenses (including reasonable attorneys' fees and expenses) and judgments of any nature arising or alleged to arise, from or in connection with any injury to, or death of, any person or loss or damage to property caused by Purchaser or it agents, employees or consultants in connection with any entry permitted under Section 3.1 but only to the extent not
                                          -----------
arising out of any act or omission of Seller. The obligations of Purchaser under this Section 3.3 shall survive any termination of this Agreement.
     -----------

          3.4   Insurance.  Prior to the exercise by Purchaser of its right of
                ---------
entry under Section 3.1 involving any intrusive testing, Purchaser shall
            -----------
furnish, or cause to be furnished, to Seller evidence of comprehensive general public liability insurance with an insurer authorized to do business in the State of Illinois rated A++ in Best's Key Rating Guide (or equivalent) against claims for bodily injury, death and property damage in a single limit amount of not less than $1,000,000 per occurrence with respect to all claims for bodily injury or death and $500,000 per occurrence with respect to all claims for property damage, naming Seller as an additional insured. The policy of insurance required to be maintained pursuant to this Section 3.4 shall remain in
                                                     -----------
effect until the later of thirty (30) days after termination of this Agreement or the Closing Date. Purchaser's failure to comply with the requirements of this Section 3.4 shall constitute a material default (as that term is understood
     -----------
in Section 10.1 hereof) under this Agreement.
   ------------

                                   SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          4.1   Representations and Warranties.  As an inducement to Purchaser
                ------------------------------
to enter into this Agreement, Seller represents and warrants to Purchaser that:

                (a) Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, is authorized to do business in the State of Illinois, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Seller is a party or by which it or the Property is bound;

                (b) the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Seller or the Property is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Property;

                (c) Seller has not entered into any outstanding agreements (written or oral) granting any rights of possession to the Property to any third party;

                (d) all proceedings required to be taken by or on behalf of Seller to authorize it to make, deliver and carry out the terms of this Agreement have been or will be duly and properly taken and this Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms;

                (e) Seller is not a "foreign person" under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") and upon consummation of the transaction contemplated hereby, Purchaser will not be required to withhold from the Price any withholding tax;

                (f) Seller has not derived title to the Property by adverse possession;

                (g) Seller has no knowledge, nor has received any notice, of any pending or threatened, general or special assessment(s) against the Property;

                (h) Seller has not received any notice of proceedings to take all or any part of the Property by condemnation or right of eminent domain, nor has Seller received any notice that such proceedings are threatened;

                (i) there are, and as of the Closing Date shall be, no leases, tenancies or occupancies affecting the Property;

                (j) there are no options, rights of first refusal or any other agreements affecting Seller's right to complete the transactions contemplated by this Agreement;

                (k) there are no outstanding FDA Form 483 inspection reports pertaining to the Property;

                (l) Seller will comply with the requirements of the Illinois Responsible Property Transfer Act, if, and to the extent, applicable;

                (m) Seller has not received any notice from any governmental authority having jurisdiction over the Property that the Property is in violation of any legal requirements; and

                (n) Seller has not received any notice of any pending litigation or, to the best of knowledge of Seller, threatened litigation, against the Property.

          4.2   Changes in Representations and Warranties. (a)  If before the
                -----------------------------------------
closing Seller acquires knowledge of any condition which constitutes a material and adverse change in any of the representations and warranties set forth in
Section 4.1, Seller shall have the right to cure such condition before the
-----------
closing, and the existence of such condition shall not be a ground for Purchaser terminating this Agreement, provided that (i) Seller, promptly after discovering the condition, assures Purchaser in writing that Seller is capable of curing such condition prior to the closing, and (ii) Seller acts diligently to cure the condition and completes such cure prior to the closing. Seller agrees that it shall not intentionally take any action or intentionally omit to take any action, which action or omission would have the effect of violating any of the representations or warranties of Seller set forth herein in any material manner.

          (b) Seller shall promptly inform Purchaser of any adverse change in any representation or warranty made by Seller. Subject to the provisions of clauses (a) and (c) of this Section 4.2, Purchaser's exclusive remedy upon being
        ---     ---         -----------
advised of any material change in the representations and warranties shall be the termination of this Agreement. If Purchaser desires to terminate this Agreement due to a material change in any representation or warranty, Purchaser shall notify Seller within ten (10) days after receipt of notice from Seller advising of any such change, whereupon, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void.

          (c) Seller shall have no responsibility for all current or future notices of violations of, and/or any enforcement action of any kind whatsoever taken by any federal, state or municipal government to enforce any federal, state or municipal laws, statutes, regulations, ordinances, orders or requirements of any kind whatsoever, whether or not noted by or issued by any governmental authorities having jurisdiction of any type or character whatsoever, against or affecting the Property, or any part thereof ("Governmental Enforcement Actions"). Such Governmental Enforcement Actions shall be the sole responsibility of Purchaser. Notwithstanding the foregoing, Seller shall cure, prior to the Closing Date, any Governmental Enforcement Actions which are outstanding at or prior to closing, which action(s) are curable by the payment of a sum not to exceed $10,000.00 in the aggregate. In the event any such Governmental Enforcement Action(s) are not curable by the payment of such sum, then subject to the provisions of clauses (a) and (c) of this Section 4.2,
                                          ---     ---         ------------
Purchaser's sole option shall be (i) to proceed with the closing and waive such Governmental Enforcement Action(s) or (ii) to terminate this Agreement and receive a return of the Deposit.

          4.3   Limitation on Seller's Representations, Warranties, Covenants
                -------------------------------------------------------------
and Agreements.  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET
--------------
FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY SELLER ON THE CLOSING DATE, NEITHER SELLER NOR ANY AGENT OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE TITLE, PHYSICAL AND FINANCIAL CONDITION THEREOF, THE QUANTITY, FITNESS AND QUALITY THEREOF, THE INCOME, EXPENSES OR OPERATION THEREOF, THE VALUE AND PROFITABILITY THEREOF, THE USES WHICH CAN BE MADE THEREOF OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT THERETO. PURCHASER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE IT WILL HAVE HAD SUCH ACCESS TO THE PROPERTY AND TO INFORMATION AND DATA RELATING TO ALL OF SAME AS PURCHASER HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND, WITHOUT LIMITING THE FOREGOING, THAT PURCHASER AND ITS AGENTS AND REPRESENTATIVES HAVE INDEPENDENTLY INSPECTED, EXAMINED, INVESTIGATED, ANALYZED AND APPRAISED ALL OF SAME INCLUDING THE CONDITION, ENVIRONMENTAL CONDITION, VALUE AND PROFITABILITY THEREOF. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY SELLER ON THE CLOSING DATE, SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY (AND PURCHASER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN OR SUPPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, SUCH CONDITION AND SUCH OPERATION AND ANY OTHER INFORMATION RESPECTING SAME FURNISHED BY OR OBTAINED FROM SELLER OR ANY AGENT OR REPRESENTATIVE OF

SELLER. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY SELLER ON THE CLOSING DATE, PURCHASER IS PURCHASING THE PROPERTY "AS IS" AT THE DATE HEREOF, WEAR AND TEAR AND DEPLETION AND CASUALTY BETWEEN SUCH DATE AND THE CLOSING DATE EXCEPTED.

          4.4   Survival.  The truth, accuracy and completeness of each of the
                --------
representations and warranties of Seller as of the date hereof, and as of the Closing Date, shall constitute a condition precedent to the obligations of Purchaser hereunder. Each such representation and warranty shall survive the Closing Date but only with respect to matters for which a claim is made against the Seller within one year after the Closing Date.

                                   SECTION 5

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

          5.1   Representations and Warranties.  As an inducement to Seller to
                ------------------------------
enter into this Agreement, Purchaser represents and warrants that:

                (a) Purchaser is a corporation duly organized and validly existing under the laws of the State of New Jersey, is in good standing, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated and that the execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Purchaser is a party or by which it is bound;

                (b) the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Purchaser is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Purchaser; and

                (c) no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

          5.2   Survival.  The truth, accuracy and completeness of each of the
                --------
representations and warranties of Purchaser as of the date hereof, and as of the Closing Date, shall be a condition precedent to the obligations of Seller hereof. Each such representation and warranty shall survive the Closing Date but only with respect to matters for which a claim is made against the Purchaser within one year after the Closing Date.

                                   SECTION 6

                        OTHER COVENANTS AND AGREEMENTS
                        ------------------------------

          6.1   No Liens or Encumbrances.  Seller agrees that it will not
                ------------------------
create, suffer or permit to be created, and that it will promptly remove (subject to Section 2.3) or discharge, any liens or encumbrances against the
            -----------
Property arising subsequent to the Effective Date (as defined in Section 11.15 hereof).

          6.2   Maintenance of Property.  From and after the Effective Date
                -----------------------
through the Closing Date, Seller will cause the Property to be maintained in substantially the same condition as such was maintained as of the Effective Date.

          6.3   Contracts.  Seller will not enter into contracts or agreements
                ---------
related to the operation or maintenance of the Property except for a management agreement or other contracts in good faith and in the ordinary course of business, any of which provide that same may be terminated on or before the closing at no cost to Purchaser.

          6.4  Closing Deliveries.  Seller shall deliver to Purchaser at closing
               ------------------
the documents and other items listed in Section 8.2 hereof.
                                        -----------

          6.5   Litigation.  Seller shall, at its sole cost and expense, defend
                ----------
any action arising out of the ownership of the Property by Seller, which obligation shall survive the Closing.

                                   SECTION 7

                            CASUALTY; CONDEMNATION
                            ----------------------

          7.1   Casualty.  The provisions of the Illinois Uniform Vendor and
                --------
Purchaser Risk Act shall not be applicable to this Agreement.   The risk of loss
or damage to the Premises by fire or other casualty before the delivery of the deed out of escrow hereunder is assumed by Seller. In the event of any damage to or destruction of the Premises due to fire or any other cause or hazard, Seller shall promptly give notice thereof to Purchaser describing such damage and indicating the estimated cost and period required for restoration to substantially the same condition as existed prior to the damage (the "Restoration"). If the cost of such Restoration is estimated by an architect or engineer selected by Seller to be in excess of $300,000.00, or if the estimated time to substantially complete such Restoration is longer than forty five (45) days, then Purchaser may, upon notice to Seller given within fifteen (15) days after receipt of notice of such occurrence and determination of the amount of the casualty, terminate this Agreement. Upon such termination, except as expressly provided herein, neither party shall have any further rights or obligations hereunder. In the event that (i) the cost of Restoration is less than $300,000.00, or (ii) if the cost of Restoration is in excess of $300,000.00 and Purchaser does not elect to terminate this Agreement, or (iii) the time to complete the Restoration will not exceed forty five (45) days, or (iv) the time to complete the Restoration exceeds forty five (45) days and Purchaser does not elect to terminate this Agreement, Purchaser shall close in accordance with this Agreement and pay the entire Price, and Seller shall pay to Purchaser, at or prior to closing, the insurance proceeds Seller receives as a result of such casualty, or if Seller self-insures, the cost of such restoration.

          7.2   Condemnation.  In the event any proceedings or negotiations are
                ------------
instituted which do or may result in a taking by condemnation or eminent domain of the Premises or any portion thereof, Seller shall promptly notify Purchaser thereof, describing the nature and extent thereof. Purchaser may then, at its election, at any time before the Closing Date terminate this Agreement by written notice to Seller, whereupon neither party shall have any further rights against the other hereunder. In the event Purchaser does not terminate this Agreement by reason of any such taking, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Purchaser on the Closing Date all of Seller's right, title and interest in and to all awards payable by reason thereof and shall pay over to Purchaser all amounts theretofore received by Seller in connection with such taking.

                                   SECTION 8

                    CLOSING DATE AND DELIVERY OF DOCUMENTS
                    --------------------------------------

          8.1   Closing Date.  The closing of the transaction contemplated
                ------------
hereby shall be held at the offices of Shanley & Fisher, P.C., 131 Madison Avenue, Morristown, New Jersey, not later than forty-five (45) days from the Effective Date (as defined in Section 11.15 hereof) (the "Closing Date"). Upon
                              -------------
closing of this transaction, Purchaser shall have the right to possession of the Premises.

          8.2   Documents to be Delivered by Seller.  On the Closing Date,
                -----------------------------------
Seller shall deliver to Purchaser the following documents:

                (a) duly executed Warranty Deed for the Land and the Improvements in proper statutory form for recordation and conveying title to Purchaser as required by Section 2.1 hereof

                (b) duly executed Bill of Sale for the Personal Property in form annexed hereto as Exhibit D;
                                  ---------

                (c) a complete set of all surveys, record building plans, specifications and drawings (and of all documents and other materials related thereto) for the Premises, to the extent in Seller's possession;

                (d) the original tax bills for the Premises, or copies thereof if the originals are not available;

                (e) duly executed FIRPTA Affidavit of Seller in form annexed hereto as Exhibit E;
                          ---------

                (f) all manuals, diagrams, shop drawings, warranties and related data in possession of Seller concerning the Premises and the use, maintenance and operation of its systems, equipment and facilities;

                (g) all keys to the Improvements and Personal Property;

                (h) such other documents and instruments as Purchaser or its Title Insurer may reasonably request to perfect title to any of the Property in Purchaser;

                (i)  a closing settlement sheet;

                (j) a copy of the latest FDA Form 483 regarding the Property and Seller's activities conducted on the Property;

                (k) any and all warranties, guarantees and service, maintenance and management contracts which are not terminated as of the Closing Date with respect to the Property and any work performed thereon, if any, with an executed assignment thereof in form and substance reasonably satisfactory to Purchaser and Seller;

                (l) a certified resolution of Seller's Board of Directors authorizing the execution of the Agreement and the conveying of the Property;

                (m) evidence that all dues or other fees due and payable, as of the Closing Date, to the Corporate Grove Association have been paid or otherwise discharged by Seller;

                (n) evidence that the Corporate Grove Association has neither a right of first offer nor a right of first refusal regarding the sale or transfer of the Property; and

                (o) a certification that the representations and warranties included in this Agreement are, as of the closing, true and accurate.

          8.3   Documents to be Delivered by Purchaser.  On the Closing Date,
                --------------------------------------
Purchaser shall deliver to Seller the following documents:

                (a) a corporate resolution of the Purchaser's directors, authorizing the consummation of the transactions contemplated herein; and

                (b) a closing settlement sheet.

          8.4   Form 1099.  On the Closing Date, Seller shall execute and
                ---------
deliver a Form 1099 and shall instruct the Escrow Agent to file the same with the Internal Revenue Service.

                                   SECTION 9

                              CLOSING ADJUSTMENTS
                              -------------------

          9.1   Adjustment Time.  All apportionments and adjustments (the
                ---------------
"Closing Adjustments") shall be made as of 12:00 midnight on the day immediately preceding the Closing Date, with Purchaser to be treated as owner of the Property, for purposes of this Section 9, on and after the Closing Date.
                               ---------

          9.2   Description of Items to be Adjusted.  The following
                -----------------------------------
apportionments and adjustments shall be made as of the time set forth in Section
9.1 unless otherwise expressly provided:

                (a) maintenance costs associated with the Common Areas (as that term is defined in the Covenants referenced in Exhibit C) due
                                                               ---------
                and payable as of the Closing Date shall be paid by Seller;

                (b) real estate taxes assessed against the Premises shall be appropriately pro-rated and paid by Seller;

                (c) any special assessments for work commenced prior to the Effective Date shall be credited against the Price (including the amount of any unpaid installments of such assessment), and any assessments for work commenced after the date hereof shall be Purchaser's responsibility;

                (d) the amount of the real estate transfer or stamp tax payable in connection with the conveyance of the Premises shall be paid by Seller directly to the taxing authority and Seller and Purchaser shall execute and deliver real estate transfer declarations;

                (e) water, sewer, gas, telephone and other utility charges shall not be adjusted but shall be paid by Seller based upon a reading to be obtained by Seller immediately prior to the Closing Date;

                (f) all other income and expense from the Property of every type and nature. If any of the foregoing cannot be apportioned at the Closing Date because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned as soon as practicable after the Closing Date; and

                (g) Seller shall be entitled to the return of any deposits made by Seller with utility companies servicing the Property.

          9.3   Final Adjustment of Real Estate Taxes.  If on the Closing Date
                -------------------------------------
final real estate tax bills for the calendar year in which the closing occurs are not available and the real estate tax adjustment is based upon prior tax bills, a final tax adjustment shall be made within ten (10) days after the final tax bill is issued, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based upon such re-adjustment.

          9.4   Errors in Closing Adjustments.  If after the closing, the
                -----------------------------
parties discover any errors in adjustments and apportionments, same shall be corrected as soon after their discovery as possible.

          9.5   Survival.  The provisions of this Section 9 shall survive the
                --------                          ---------
closing, except that no adjustments shall be made later than twelve (12) months after the Closing Date (except with respect to the provisions of Section 9.3
                                                                 -----------
which shall survive for a period of twenty-four (24) months, unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other specifying the nature and basis for such claim).

          9.6  Closing Costs.  The parties hereby agree that Purchaser shall be
               -------------
responsible for the payment of any and all title insurance fees and premiums in connection with the transaction contemplated hereby. Seller hereby agrees to pay at closing any and all transfer taxes payable by reason of the contemplated transaction. Each party shall be responsible for their respective counsel's attorney fees.

                                  SECTION 10

                               DEFAULT; REMEDIES
                               -----------------

          10.1  Default by Purchaser.  Seller may terminate this Agreement by
                --------------------
notice to Purchaser at any time prior to the Closing Date in the event of a material default by Purchaser under this Agreement (which remains uncured for ten (10) business days after Seller's notice to Purchaser thereof) or a material breach of any representation or warranty by Purchaser expressly set forth in this Agreement.

          10.2  Default by Seller.  Purchaser may terminate this Agreement by
                -----------------
notice to Seller at any time prior to the Closing Date in the event of a material default by Seller under this Agreement (which remains uncured for ten
(10) business days after Purchaser's notice to Seller thereof) or a material breach of any representation or warranty by Seller expressly set forth in this Agreement.

          10.3  Remedies.  (a) If Seller fulfills its obligations hereunder but
                --------
Purchaser materially defaults under this Agreement, or materially breaches any representation or warranty contained herein, Seller shall, as its sole and exclusive remedy hereunder, have the right to terminate this Agreement and receive the Deposit together with all interest earned thereon and upon payment thereof this Agreement shall terminate and the parties hereto shall be relieved of any further liability or obligation to each other, it being expressly understood that the payment of such sum to Seller as aforesaid shall be the sole and exclusive right and remedy of Seller, and constitutes a fair and reasonable estimate of the amount of damages to be sustained by Seller by reason of Purchaser's breach of this Agreement.

          (b) If Purchaser fulfills its obligations hereunder but Seller materially defaults under this Agreement, or materially breaches any representation or warranty contained herein, Purchaser may elect, as the sole and exclusive remedy of Purchaser, to (i) terminate this Agreement and receive the Deposit from the Escrow Agent or (ii) seek specific performance of this Agreement, provided, however, if Seller willfully breaches its obligations hereunder, Purchaser shall have the right to sue Seller for the damages Purchaser may incur as a result of such willful breach. Following such election, Seller shall be relieved of any and all further liability and under no circumstances shall Seller be liable to Purchaser for any damages whether such damages are direct or consequential.

                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

          11.1   Time of the Essence.  Seller and Purchaser agree that time is
                 -------------------
of the essence of this Agreement.

          11.2  Brokerage Commission and Finder's Fee.  The parties agree that
                -------------------------------------
they have dealt with each other and not through any real estate broker, investment banker, person, firm or entity who would by reason of such dealings be able to claim a real estate brokerage, business opportunity brokerage or finder's fee as the procuring cause of this transaction. Each of the parties agrees to indemnify the other and hold the other harmless of and from any and all loss, cost, damage, injury or expense arising out of, or in any way related to, assertions by any other person, firm or entity of a claim to real estate brokerage, business opportunity brokerage or finder's fee based on alleged contacts between a party claiming to be a broker and an indemnifying party which have resulted in allegedly providing the party claiming to be a broker the right to claim such commission or finder's fee. The provisions of this Section 11.2
                                                                 ------------
shall survive the closing of title.

          11.3  Assignment.  Purchaser shall not have the right to assign this
                ----------
Agreement without the prior consent of Seller, provided, however, that Purchaser shall have the right to assign its rights under this Agreement to an entity controlling, controlled by or under common control with Purchaser ("Affiliate") without the consent of Seller. In the event of an assignment to an Affiliate, Purchaser shall notify Seller and the named Purchaser herein shall remain fully liable for the obligations of the Purchaser hereunder. For purposes hereof, the term "control" means the power to direct and influence the management of an entity.

          11.4  Notices.   All notices or other communications required or
                -------
permitted to be given hereunder shall be given in writing and delivered either by (a) certified mail, postage prepaid, or (b) a reputable messenger service or a nationally recognized priority delivery service such as Federal Express, addressed as follows:

          To Seller:

                Gerald McAllister
                Novartis Pharmaceuticals Corporation
                59 Route 10
                Building 101
                East Hanover, NJ  07936-1080

          copies to:

                Deborah A. Morel, Esq.
                Novartis Pharmaceuticals Corporation
                59 Route 10
                East Hanover, NJ  07936-1080

                Robert A. Klausner, Esq.
                Shanley & Fisher, P.C.
                131 Madison Avenue
                Morristown, New Jersey 07962-1979
                Fax No. (201) 285-1625

          To Purchaser:

                Roberts Pharmaceutical Corporation
                Meridian Center II
                Four Industrial Way West
                Eatontown, New Jersey  07724-2274
                Attn:  Anthony A. Rascio, Esq.

The foregoing addresses may be changed or supplemented by written notice given as above provided. Any such notice sent by mail shall be deemed to have been received by the addressee on the third business day after posting in the United States mail, or, if delivered personally or by facsimile before 5:00 p.m. EST, on a business day, on the date of such delivery.

          11.5  Attorney's Fees.  Notwithstanding the provisions of Section 10
                ---------------
hereof, in the event any action or proceeding is commenced to obtain a declaration of rights hereunder, to enforce any provision hereof or to seek rescission of this Agreement for default contemplated herein, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees in addition to all other relief to which it may be entitled therein. All indemnities provided for herein shall include, but without limitation, the obligation to pay costs of defense in the form of court costs and reasonable attorneys' fees.

          11.6  Successors and Assigns.  The terms, covenants and conditions
                ----------------------
herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          11.7  Governing Law.  This Agreement shall be governed by and
                -------------
construed and enforced in accordance with the laws of the State of Illinois.

          11.8  Incorporation of Prior Agreements.  This Agreement contains the
                ---------------------------------
entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose.

          11.9  Modification of Agreement.  This Agreement may not be amended or
                -------------------------
modified, nor may any obligation hereunder be waived orally, and no such amendment or modification shall be effective for any purpose unless it is in writing and signed by both parties.

          11.10 Drafting Ambiguities.  In interpreting any provision of this
                --------------------
Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the parties drafted this Agreement, each party recognizing that it and its counsel have had an opportunity to review this Agreement and have contributed to the final form of same. Unless otherwise specified (a) whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; (b) the words "consent" or "approve" or words of similar import, mean the prior written consent or approval of Seller or Purchaser, (c) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation" and (d) the Exhibits to this Agreement are incorporated herein by reference. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.

          11.11 Further Assurances.  After the Closing Date Seller shall
                ------------------
execute, acknowledge and deliver, for no further consideration, all such assignments, transfers, consents and other documents as Purchaser may reasonably request to vest in Purchaser, and protect Purchaser's right, title and interest in, and enjoyment of, the Property.

          11.12 Partial Invalidity.  If any provision hereof shall be declared
                ------------------
invalid by any court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible.

          11.13 Counterparts.  This Agreement may be executed and delivered in
                ------------
several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

          11.14 Confidentiality.    Purchaser covenants and agrees that all
                ---------------
information provided to it by Seller in connection with the Property or resulting from Purchaser's inspections of the Property and review of relevant materials will be held in strict confidence by it, its agents, employees, and third-party professional advisers. Purchaser further covenants and agrees that such information furnished to Purchaser by Seller and reports obtained by Purchaser during its due diligence which were prepared by third parties, shall be returned and/or delivered to Seller in the event the transaction contemplated by this Agreement is not consummated. Purchaser further covenants and agrees to indemnify and hold Seller harmless from and against any and all claims, costs, expenses, losses, injuries, liens or damages, including reasonable attorneys' fees, resulting from Purchaser's, its agents, employees or third-party professional advisors' unauthorized dissemination of such information. The indemnification contained herein shall, without limitation, survive the termination of this Agreement.

          11.15   Effective Date.  This Agreement shall be effective upon
                  --------------
delivery of this Agreement fully executed by Seller and Purchaser, which date shall be deemed the Effective Date hereof (the "Effective Date"). Either party may request that the other party promptly execute a memorandum specifying the Effective Date hereof.

          11.16      Publication. Seller and Purchaser agree that they shall not
                     -----------
make any press announcement or other public announcement regarding the execution of this Agreement or the transactions contemplated herein without the approval of the other party, which shall not be unreasonably withheld.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



                                    NOVARTIS PHARMACEUTICALS
                                    CORPORATION

                                    By: __________________________
                                        Name:
                                        Title:


                                    ROBERTS PHARMACEUTICAL
                                    CORPORATION

                                    By: __________________________
                                    Name:
                                    Title:

                                   EXHIBIT A

                           LEGAL DESCRIPTION OF LAND
                           -------------------------


     1.   "Lots 148, 149, 150, 151, 152, 153, 154, 155, 156 in The Corporate
Grove, being a subdivision of part of the South West 1/4 of Section 26 and part of the South 1/2 of Sections 27, Township 43 North, Range 11, East of the Third Principal Meridian, Village of Buffalo Grove, County of Lake, Illinois, according to the plat thereof recorded August 22, 1984, in the Office of the Recorder of Deeds of Lake County, as Document No. 2305059."

     2. "That part of Lot 147 lying east of Asbury Drive, all in The Corporate Grove being a subdivision of part of the South West 1/4 of Section 26 and part of the South 1/2 of Section 27, Township 43 North, Range 11, East of the Third Principal Meridian, Village of Buffalo Grove, County of Lake, Illinois, according to the plat thereof recorded August 22, 1984, in the Office of the Recorder of Deeds in Lake County, as Document No. 2305059."

                                   EXHIBIT B

                               PERSONAL PROPERTY
                               -----------------

                                 EXHIBIT C

                             PERMITTED EXCEPTIONS
                             --------------------

         The Premises shall be conveyed subject to the following exceptions, as the same may be revised prior to the Effective Date (collectively the "Permitted Exceptions"):

(1) Terms, covenants and conditions contained in the Declaration of Protective Covenants for the Corporate Grove, Buffalo Grove, Illinois dated November 8, 1984 and recorded November 9, 1984 as document 2321627 and amended by document 2340915 (the "Covenants").

(2) Private water detention easement over the easterly portion of Lot 156 as shown on the subdivision plat referred to in the legal description of the Land ("Plat").

(3) Drainage easement over the North twenty (20) feet of the Land as shown on the Plat.

(4) Public utility easement over the southerly ten (10) feet of the Land as shown on the Plat.

(5) Building line thirty five (35) feet northerly of the southerly line of the Land as shown on the Plat.

(6) Waiver and release of all damages to the land by reason of taking and the construction of railroad on the Land as contained in Warranty Deed from Andreas Walter and Kathrina Walter, to Chicago and Wisconsin Railroad Company, dated October 10, 1885 and recorded October 12, 1885 as document 32638.

(7) Terms, covenants and conditions contained in instrument dated May 7, 1984 and recorded May 17, 1984, as document 2284076.

(8) Non-exclusive easements for serving the subdivision and other property with electric and communications services.

(9) Non-exclusive private easement for serving the subdivision with drainage, storm water detention, and railroad spur.

(10) General Real Estate Taxes for the year 1997 and subsequent years not then due or payable.

                                   EXHIBIT D

                                  BILL OF SALE
                                  ------------



         KNOW ALL MEN BY THESE PRESENTS THAT:

         NOVARTIS PHARMACEUTICALS CORPORATION, a Delaware corporation (herein "Seller"), for ONE DOLLAR, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and assign unto ROBERTS PHARMACEUTICAL CORPORATION, a New Jersey corporation (herein the "Buyer"), its successors and assigns, all right, title and interest of Seller in and to the items set forth in Exhibit A which is attached hereto (herein collectively, the "Personal Property").

         TO HAVE AND TO HOLD the said Personal Property unto Buyer, its successors and assigns, forever.

         The interest of Seller in the Personal Property, and the interest transferred by this Bill of Sale, is that of absolute ownership. Seller hereby warrants unto Buyer, its successors and assigns, that there is hereby vested in Buyer good and marketable title to the Personal Property, free and clear of all liens, claims, charges, encumbrances and rights of others of every kind whatsoever, and Seller hereby warrants and agrees to defend such title forever against all other claims and demands whatsoever. THE PERSONAL PROPERTY SOLD HEREUNDER IS SOLD IN ITS "AS IS", "WHERE IS" CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER.

         IN WITNESS WHEREOF, the Seller has executed this Bill of Sale this ______ day of ________, 1997.


                              NOVARTIS PHARMACEUTICALS
                              CORPORATION


                              By: _________________________
                                  Name:
                                  Title:

                                 EXHIBIT E

                               FIRPTA AFFIDAVIT
                               ----------------

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Roberts Pharmaceutical Corporation ("Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by Novartis Pharmaceuticals Corporation ("Transferor"), the undersigned hereby certifies the following:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2.   The U.S. employer identification number of Transferor is 221-857-
              084.

         3.   The office address of Transferor is:

              59 East Route 10
              East Hanover, New Jersey  07936-1080

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and behalf it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Sworn to and subscribed              NOVARTIS PHARMACEUTICALS
before me this _______ day           CORPORATION
of __________, 1997

________________________             By:  ____________________
Notary Public                             Name:
                                           Title: